Exhibit 99.1

Press Release	May 10, 2021

Cerence Announces Record Second Quarter 2021 Results

Cerence Second Quarter Highlights

•	Set new quarterly record of $98.7M in revenue, up 14% compared to the same quarter last fiscal year
•	Exceeded company quarterly guidance on all GAAP and non-GAAP financial metrics
•	Continued to deliver strong GAAP Net Income of $11.2M, and Adjusted EBITDA of $39.3M
•	Raised full year revenue and profitability guidance
•	Strong bookings for new Applications products
•	Completed strategic wins in the two-wheeler market

BURLINGTON, Mass., May 10, 2021 – Cerence Inc. (NASDAQ: CRNC), AI for a world in motion, today reported its second fiscal quarter 2021 results for the quarter ended March 31, 2021.

Results Summary (1)

(in millions, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
GAAP Revenue	$98.7	$86.8	$192.3	$164.5
GAAP Gross Margin	73.4%	66.9%	72.4%	66.8%
Non-GAAP Gross Margin	77.0%	70.2%	76.0%	70.5%
GAAP Operating Margin	17.6%	14.2%	18.1%	6.4%
Non-GAAP Operating Margin	37.6%	31.3%	38.2%	28.6%
GAAP Net Income	$11.2	$12.8	$32.1	$1.5
Non-GAAP Net Income	$29.1	$16.4	$52.7	$26.9
Adjusted EBITDA	$39.3	$29.4	$78.3	$51.4
Adjusted EBITDA Margin	39.9%	33.8%	40.7%	31.2%
GAAP Net Income per Share - diluted	$0.28	$0.34	$0.82	$0.04
Non-GAAP Net Income per Share - diluted	$0.69	$0.44	$1.25	$0.73

(1)

Please refer to the “Discussion of Non-GAAP Financial Measures” and “Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures” included elsewhere in this release for more information regarding our use of non-GAAP financial measures.

Sanjay Dhawan, Chief Executive Officer of Cerence, stated, “Once again our results were ahead of expectations as we delivered the highest revenue for any quarter in the company’s history. Our core license business, in particular, performed better than expected as the global auto recovery takes shape and as our conversational AI and connected services expand into more car makes and models. We are proud to deliver both revenue growth and strong profitability.”

Dhawan concluded, “Our first half bookings included more than $30M for our new Applications. We won every competitive decision in the quarter including key strategic wins in the two-wheeler market with one of the most prestigious and fastest growing two-wheeler companies in China, and a well-known domestic

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motorcycle brand. Our competitive position remains strong as our relentless pursuit of innovation is recognized by our customers.”

Cerence Key Performance Indicators

To help investors gain further insight into Cerence’s business and its performance, management provides a set of key performance indicators that includes:

Key Performance Indicator[1]	Q2FY21
Percent of worldwide auto production with Cerence Technology (TTM)	52%
Average contract duration - years (TTM):	6.5
Repeatable software contribution (TTM):	79%
Change in number of Cerence connected cars shipped[2] (TTM over prior year TTM)	-10%
Growth in billings per car (TTM over prior year TTM) (excludes legacy contract)	10%
(1)	Please refer to the “Key Performance Indicators” included elsewhere in this release for more information regarding the definition and our use of key performance indicators.
(2)

Based on IHS Markit data, global auto production declined 7% over the same time period ending March 31, 2021. Compared to the same quarter in the prior year, the change in the number of Cerence connected cars shipped was +22%.

Third Quarter Fiscal 2021 and Full Year Outlook

For the fiscal quarter ending June 30, 2021, Revenue is expected to be in the range of $94M to $97M representing a 25% to 29% increase compared to the same period in the prior year.  GAAP Net Income is expected to be in the range of $4M to $5M, and Adjusted EBITDA is expected to be in the range of $34M to $37M.  The Adjusted EBITDA guidance excludes acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs.

For the fiscal year ending September 30, 2021, we are updating our guidance to reflect our stronger than expected first half revenue and margin performance, and also in consideration of the risks and uncertainties surrounding the semiconductor device shortages. Therefore, the Revenue range was increased and is now expected to be in the range of $380M to $390M, representing a 15% to 18% increase compared to the prior year. GAAP Net Income for the fiscal year is expected to be in the range of $35 to $42M. Adjusted EBITDA for the full year is expected to be in the range of $143M to $152M. The Adjusted EBITDA guidance excludes acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs. Additional details regarding guidance are included in the tables in this press release.

Second Quarter Conference Call

The company will host a live conference call and webcast with slides to discuss the results at 10:00 a.m. Eastern Time/7:00 a.m. Pacific Time today. Interested investors and analysts are invited to dial into the conference call by using 1.844.467.7116 (domestic) or +1.409.983.9838 (international) and entering the pass code 7998527. Webcast access will be available on the Investor Information section of the company’s website at https://investors.cerence.com/news-and-events/events-and-presentations.

The teleconference replay will be available through May 17, 2021. The replay dial-in number is 1.855.859.2056 (domestic) or +1.404.537.3406 (international) using pass code 7998527. A replay of the webcast can be

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Press Release	May 10, 2021

accessed by visiting our web site 90 minutes following the conference call at https://investors.cerence.com/news-and-events/events-and-presentations.

Forward Looking Statements

Statements in this presentation regarding Cerence’s future performance, results and financial condition, expected growth, business and market trends, and innovation and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: impacts of the COVID-19 pandemic on our and our customer’s businesses; the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry, the related supply chain, or the global economy more generally; our ability to control and successfully manage our expenses and cash position; our strategy to increase cloud offerings; escalating pricing pressures from our customers; our failure to win, renew or implement service contracts; the loss of business from any of our largest customers; effects of customer defaults; our inability to successfully introduce new products, applications and services; the inability to recruit and retain qualified personnel; cybersecurity and data privacy incidents; fluctuating currency rates; and the other factors discussed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of Non-GAAP Financial Measures

We believe that providing the non-GAAP information in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

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Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and six months ended March 31, 2021 and 2020, our management has either included or excluded the following items in general categories, each of which is described below.

Adjusted EBITDA

Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net or impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Condensed Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.

Restructuring and other costs, net.

Restructuring and other charges, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, costs for consolidating duplication facilities, and separation costs directly attributable to the Cerence business becoming a standalone public company.

Acquisition-related costs, net.
In the past, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

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Press Release	May 10, 2021

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i)

Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.

(ii)

Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.

(iii)

Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.

We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:

(i)

Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

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ii)

Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.

We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net, losses from extinguishment of debt, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions.

Bookings.

Bookings is defined as the amount of revenue we expect to earn from an agreement with our customers for products and services. To count as a booking, we expect there to be persuasive evidence of an arrangement, which may be evidenced by a legally binding document or documents, and that the collectability of the amounts payable under the arrangement are reasonably assured. The revenue we may actually recognize from our estimated bookings is subject to multiple factors, including but not limited to the timing of satisfying performance obligations, potential terminations, or changes in the scope of programs utilizing our technology and currency fluctuations. There is no comparable GAAP financial measure.

Key performance indicators

We believe that providing key performance indicators (“KPIs”), allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended March 31, 2021 and 2020, our management has reviewed the following KPIs, each of which is described below:

•	Percent of worldwide auto production with Cerence Technology: The number of Cerence enabled cars shipped as compared to IHS Markit car production data.
•

Average contract duration: The weighted average annual period over which we expect to recognize the estimated revenues from new license and connected contracts signed during the quarter, calculated on a trailing twelve months (“TTM”) basis and presented in years.

•

Repeatable software contribution: The percentage of repeatable revenues as compared to total GAAP revenue in the quarter on a TTM basis. Repeatable revenues are defined as the sum of License and Connected Services revenues.

•	Change in number of Cerence connected cars shipped: The year over year change in the number of cars shipped with Cerence connected solutions. Amounts calculated on a TTM basis.
•	Growth in billings per car: The rate of growth calculated from the average billings per car based on a TTM basis, excluding legacy contract and adjusted for prepay usage.

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See the tables at the end of this press release for non-GAAP reconciliations to the most directly comparable GAAP measures.

About Cerence Inc.

Cerence (NASDAQ: CRNC) is the global industry leader in creating unique, moving experiences for the mobility world. As an innovation partner to the world’s leading automakers and mobility OEMs, it is helping advance the future of connected mobility through intuitive, powerful interaction between humans and their cars, two-wheelers, and even elevators, connecting consumers’ digital lives to their daily journeys no matter where they are. Cerence’s track record is built on more than 20 years of knowledge and more than 350 million cars shipped with Cerence technology. Whether it’s connected cars, autonomous driving, e-vehicles, or buildings, Cerence is mapping the road ahead. For more information, visit www.cerence.com.

Contact Information

Rich Yerganian

Cerence Inc.

Tel: 617-987-4799

Email: richard.yerganian@cerence.com

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Press Release	May 10, 2021

CERENCE INC.

Condensed Consolidated Statements of Operations

(unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
Revenues:
License	$54,371	$44,622	$100,785	$85,389
Connected services	27,736	23,459	53,666	46,726
Professional services	16,555	18,742	37,854	32,413
Total revenues	98,662	86,823	192,305	164,528
Cost of revenues:
License	1,181	843	1,855	1,524
Connected services	6,839	8,876	13,852	17,551
Professional services	16,325	16,753	33,647	31,244
Amortization of intangible assets	1,879	2,258	3,758	4,345
Total cost of revenues	26,224	28,730	53,112	54,664
Gross profit	72,438	58,093	139,193	109,864
Operating expenses:
Research and development	28,864	21,346	52,995	44,857
Sales and marketing	9,555	7,706	18,563	15,649
General and administrative	12,956	10,712	25,390	22,195
Amortization of intangible assets	3,183	3,125	6,341	6,256
Restructuring and other costs, net	537	2,870	1,017	10,424
Total operating expenses	55,095	45,759	104,306	99,381
Income from operations	17,343	12,334	34,887	10,483
Interest income	16	244	34	525
Interest expense	(3,476)	(6,699)	(7,275)	(13,497)
Other income (expense), net	3,496	226	1,259	80
Income (loss) before income taxes	17,379	6,105	28,905	(2,409)
Provision for (benefit from) income taxes	6,216	(6,707)	(3,199)	(3,938)
Net income	$11,163	$12,812	$32,104	$1,529
Net income per share:
Basic	$0.30	$0.35	$0.85	$0.04
Diluted	$0.28	$0.34	$0.82	$0.04
Weighted-average common share outstanding:
Basic	37,743	36,441	37,583	36,218
Diluted	39,177	37,392	43,730	36,693

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CERENCE INC.

Condensed Consolidated Balance Sheets

(unaudited - in thousands, except per share data)

	March 31,	September 30,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$119,546	136,067
Marketable securities	17,096	11,662
Accounts receivable, net of allowances of $538 and $1,394	59,091	50,900
Deferred costs	7,002	7,256
Prepaid expenses and other current assets	51,234	44,220
Total current assets	253,969	250,105
Property and equipment, net	29,544	29,529
Deferred costs	34,668	38,161
Operating lease right of use assets	19,189	20,096
Goodwill	1,130,502	1,128,198
Intangible assets, net	35,536	45,616
Deferred tax assets	167,264	160,974
Other assets	19,275	14,938
Total assets	$1,689,947	$1,687,617
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,002	$8,447
Deferred revenue	90,402	112,156
Short-term operating lease liabilities	5,602	5,700
Short-term debt	6,250	6,250
Accrued expenses and other current liabilities	55,042	66,078
Total current liabilities	161,298	198,631
Long-term debt	265,681	266,872
Deferred revenue, net of current portion	211,399	212,573
Long-term operating lease liabilities	13,987	17,821
Other liabilities	34,141	31,649
Total liabilities	686,506	727,546
Stockholders' Equity:
Common stock, $0.01 par value, 560,000 shares authorized; 37,780 shares issued and outstanding as of March 31, 2021; 36,842 shares issued and outstanding as of September 30, 2020.	379	369
Accumulated other comprehensive income	5,634	3,711
Additional paid-in capital	983,640	974,307
Retained earnings (accumulated deficit)	13,788	(18,316)
Total stockholders' equity	1,003,441	960,071
Total liabilities and stockholders' equity	$1,689,947	$1,687,617

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CERENCE INC.

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Six Months Ended
	March 31,
	2021	2020
Cash flows from operating activities:
Net income	$32,104	$1,529
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	14,947	14,971
(Benefit from) provision for credit loss reserve	(261)	446
Stock-based compensation expense	27,469	15,529
Non-cash interest expense	2,454	2,646
Deferred tax benefit	(7,653)	(4,836)
Other	(1,481)	-
Changes in operating assets and liabilities:
Accounts receivable	(8,206)	(27,085)
Prepaid expenses and other assets	(7,608)	(13,605)
Deferred costs	3,835	(1,079)
Accounts payable	(4,129)	6,384
Accrued expenses and other liabilities	(2,970)	13,029
Deferred revenue	(21,492)	(8,663)
Net cash provided by (used in) operating activities	27,009	(735)
Cash flows from investing activities:
Capital expenditures	(5,181)	(10,145)
Purchases of marketable securities	(9,067)	-
Maturities of marketable securities	2,700	-
Payments for equity investments	(2,563)	-
Other investing activities	264	-
Net cash used in investing activities	(13,847)	(10,145)
Cash flows from financing activities:
Net transactions with Parent	-	13,513
Distributions to Parent	-	(152,978)
Proceeds from long-term debt, net of discount	-	249,705
Payments for long-term debt issuance costs	(520)	(515)
Principal payments of long-term debt	(3,126)	(2,363)
Common stock repurchases for tax withholdings for net settlement of equity awards	(32,200)	(919)
Principal payments of lease liabilities arising from a finance lease	(238)	(67)
Proceeds from the issuance of common stock	5,045	-
Net cash (used in) provided by financing activities	(31,039)	106,376
Effects of exchange rate changes on cash and cash equivalents	1,356	88
Net change in cash and cash equivalents	(16,521)	95,584
Cash and cash equivalents at the beginning of the period	136,067	-
Cash and cash equivalents at the end of the period	$119,546	$95,584

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CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

(unaudited - in thousands)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
GAAP revenue	$98,662	$86,823	$192,305	$164,528

GAAP gross profit	$72,438	$58,093	$139,193	$109,864
Stock-based compensation	1,645	621	3,237	1,844
Amortization of intangible assets	1,879	2,258	3,758	4,345
Non-GAAP gross profit	$75,962	$60,972	$146,188	$116,053
GAAP gross margin	73.4%	66.9%	72.4%	66.8%
Non-GAAP gross margin	77.0%	70.2%	76.0%	70.5%

GAAP operating income	$17,343	$12,334	$34,887	$10,483
Stock-based compensation	14,144	6,560	27,469	15,529
Amortization of intangible assets	5,062	5,383	10,099	10,601
Restructuring and other costs, net	537	2,870	1,017	10,424
Non-GAAP operating income	$37,086	$27,147	$73,472	$47,037
GAAP operating margin	17.6%	14.2%	18.1%	6.4%
Non-GAAP operating margin	37.6%	31.3%	38.2%	28.6%

GAAP net income	$11,163	$12,812	$32,104	$1,529
Stock-based compensation	14,144	6,560	27,469	15,529
Amortization of intangible assets	5,062	5,383	10,099	10,601
Restructuring and other costs, net	537	2,870	1,017	10,424
Depreciation	2,261	2,229	4,848	4,370
Total other income (expense), net	36	(6,229)	(5,982)	(12,892)
Provision for (benefit from) income taxes	6,216	(6,707)	(3,199)	(3,938)
Adjusted EBITDA	$39,347	$29,376	$78,320	$51,407
GAAP net income margin	11.3%	14.8%	16.7%	0.9%
Adjusted EBITDA margin	39.9%	33.8%	40.7%	31.2%

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Press Release	May 10, 2021

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
GAAP net income	$11,163	$12,812	$32,104	$1,529
Stock-based compensation	14,144	6,560	27,469	15,529
Amortization of intangible assets	5,062	5,383	10,099	10,601
Restructuring and other costs, net	537	2,870	1,017	10,424
Non-cash interest expense	1,224	1,314	2,454	2,646
Adjustments to income tax expense	(3,051)	(12,543)	(20,467)	(13,813)
Non-GAAP net income	$29,079	$16,396	$52,676	$26,916

Adjusted EPS:
GAAP Numerator:
Net income attributed to common shareholders	$11,163	$12,812	$32,104	$1,529
Interest on Convertible Senior Notes, net of tax	-	-	3,614	-
Net income attributed to common shareholders - diluted	$11,163	$12,812	$35,718	$1,529

Non-GAAP Numerator:
Net income attributed to common shareholders	$29,079	$16,396	$52,676	$26,916
Interest on Convertible Senior Notes, net of tax	978	-	1,977	-
Net income attributed to common shareholders - diluted	$30,057	$16,396	$54,653	$26,916

GAAP Denominator:
Weighted-average common shares outstanding - basic	37,743	36,441	37,583	36,218
Adjustment for diluted shares	1,434	951	6,147	475
Weighted-average common shares outstanding - diluted	39,177	37,392	43,730	36,693

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	37,743	36,441	37,583	36,218
Adjustment for diluted shares	6,111	951	6,147	475
Weighted-average common shares outstanding - diluted	43,854	37,392	43,730	36,693

GAAP net income per share - diluted	$0.28	$0.34	$0.82	$0.04
Non-GAAP net income per share - diluted	$0.69	$0.44	$1.25	$0.73

GAAP net cash provided by (used in) operating activities	$16,200	$(10,191)	$27,009	$(735)
Capital expenditures	(2,812)	(6,533)	(5,181)	(10,145)
Free Cash Flow	$13,388	$(16,724)	$21,828	$(10,880)

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CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q2FY21	Q1FY21	Q4FY20	Q3FY20
GAAP revenues	$98,662	$93,643	$91,242	$75,197
Less: Professional services revenue	16,555	21,299	19,457	17,360
Non-GAAP Repeatable revenues	$82,107	$72,344	$71,785	$57,837

GAAP revenues TTM	$358,744
Less: Professional services revenue TTM	74,671
Non-GAAP Repeatable revenues TTM	$284,073
Repeatable software contribution	79%

Cerence. All rights reserved

Press Release	May 10, 2021

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q3 2021		FY2021
	Low	High	Low	High
GAAP revenue	$94,000	$97,000	$380,000	$390,000

GAAP gross profit	$68,200	$71,200	$276,200	$286,200
Stock-based compensation	1,500	1,500	6,200	6,200
Amortization of intangible assets	1,900	1,900	7,500	7,500
Non-GAAP gross profit	$71,600	$74,600	$289,900	$299,900
GAAP gross margin	73%	73%	73%	73%
Non-GAAP gross margin	76%	77%	76%	77%

GAAP operating income	$12,500	$15,500	$57,200	$66,200
Stock-based compensation	12,700	12,700	52,400	52,400
Amortization of intangible assets	5,100	5,100	20,200	20,200
Restructuring and other costs, net	1,200	1,200	3,100	3,100
Non-GAAP operating income	$31,500	$34,500	$132,900	$141,900
GAAP operating margin	13%	16%	15%	17%
Non-GAAP operating margin	34%	36%	35%	36%

GAAP net income	$3,800	$5,200	$35,200	$42,400
Stock-based compensation	12,700	12,700	52,400	52,400
Amortization of intangible assets	5,100	5,100	20,200	20,200
Restructuring and other costs, net	1,200	1,200	3,100	3,100
Depreciation	2,600	2,600	10,000	10,000
Total other income (expense), net	(3,500)	(3,500)	(13,100)	(13,100)
Provision for income taxes	5,100	6,700	8,800	10,600
Adjusted EBITDA	$34,000	$37,000	$142,800	$151,800
GAAP net income margin	4%	5%	9%	11%
Adjusted EBITDA margin	36%	38%	38%	39%

Cerence. All rights reserved

Press Release	May 10, 2021

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Q3 2021		FY2021
	Low	High	Low	High
GAAP net income	$3,800	$5,200	$35,200	$42,400
Stock-based compensation	12,700	12,700	52,400	52,400
Amortization of intangibles	5,100	5,100	20,200	20,200
Restructuring and other costs, net	1,200	1,200	3,100	3,100
Non-cash interest expense	1,300	1,300	5,000	5,000
Adjustments to income tax expense	(2,200)	(1,400)	(22,300)	(22,800)
Non-GAAP net income	$21,900	$24,100	$93,600	$100,300

Adjusted EPS:
GAAP Numerator:
Net income attributed to common shareholders	$3,800	$5,200	$35,200	$42,400
Interest on Convertible Senior Notes, net of tax	-	-	-	-
Net income attributed to common shareholders - diluted	$3,800	$5,200	$35,200	$42,400

Non-GAAP Numerator:
Net income attributed to common shareholders	$21,900	$24,100	$93,600	$100,300
Interest on Convertible Senior Notes, net of tax	1,000	1,000	4,000	4,000
Net income attributed to common shareholders - diluted	$22,900	$25,100	$97,600	$104,300

GAAP Denominator:
Weighted-average common shares outstanding - basic	37,800	37,800	37,800	37,800
Adjustment for diluted shares	1,400	1,400	1,500	1,500
Weighted-average common shares outstanding - diluted	39,200	39,200	39,300	39,300

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	37,800	37,800	37,800	37,800
Adjustment for diluted shares	6,100	6,100	6,200	6,200
Weighted-average common shares outstanding - diluted	43,900	43,900	44,000	44,000

GAAP net income per share - diluted	$0.10	$0.13	$0.90	$1.08
Non-GAAP net income per share - diluted	$0.52	$0.57	$2.22	$2.37

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